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                                                                    EXHIBIT 10.7


                         AMENDMENT TO VOTING AGREEMENT

  THIS AMENDMENT TO VOTING AGREEMENT (the "Agreement") is made and entered into as of the 16th day of December, 1997, by and among Dan River Inc., a Georgia corporation (the "Company"), Joseph L. Lanier, Jr., an individual resident of the State of Alabama ("Joseph Lanier"), and Richard L. Williams, an individual resident of the State of New Jersey, Barry F. Shea, an individual resident of the State of Virginia, J.C. Bradford f/b/o Barry F. Shea ("J.C. Bradford"), Ann
L. Jackson, an individual resident of the State of Florida, Joseph L. Lanier, III, an individual resident of the State of Virginia, Ann M. Lanier, an individual resident of the State of Alabama, and Suzanne S. Williams, an individual resident of the State of New Jersey (all of such individuals and J.C. Bradford shall be referred to collectively as the "Shareholders" and individually as a "Shareholder);

                              W I T N E S S E T H

  WHEREAS, the Company and the Shareholders have entered into a Voting Agreement dated as of November 20, 1997 (the "Voting Agreement"); and

  WHEREAS, in November 1997 the Company completed an initial public offering (the "IPO") of Class A Common Stock, par value $.01 per share, of the Company ("New Class A Common");

  WHEREAS, in connection with the IPO, the Company amended and restated its Amended and Restate Articles of Incorporation to, among other things, authorize the issuance of supervoting Class B Common Stock, par value $.01 per share, of the Company ("New Class B Common"); and

  WHEREAS, in connection with the IPO, the Company and each Shareholder exchanged (the "Exchange Offer") certain shares of New Class A Common owned by such Shareholder for shares of New Class B Common on a share-for-share basis; and

  WHEREAS, the Company and the Shareholders wish to make a clarifying amendment to the Voting Agreement;

  NOW THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
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  Section 1.  Amendments.

  1.1 Section 1.1 of the Voting Agreement shall be amended by adding the following sentence at the end thereof:

     "This Agreement shall not apply, under any circumstances, to shares of New Class A Common owned (or hereafter acquired) by any Shareholder or transferee thereof or received upon conversion of Shareholder Group Stock by any Shareholder or transferee thereof in accordance with the New Charter."

  1.2 Section 4.3 of the Voting Agreement shall be amended by adding the following sentence at the end thereof:

     "Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit any Shareholder from, in accordance with the New Charter, (i) converting shares of Shareholder Group Stock into shares of New Class A Common or (ii) Transferring (as defined in the Company's Amended and Restated Articles of Incorporation) shares of Shareholder Group Stock to a third party other than a Permitted Transferee (as defined in the Company's Amended and Restated Articles of Incorporation), which will result in the automatic conversion of such shares into New Class A Common."

  Section 2.  Miscellaneous.

  2.1 Entire Agreement. Except as otherwise expressly set forth herein, this Amendment embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

  2.2 Successors and Assigns. Except as otherwise provided herein, this Amendment will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, and the Shareholders and any subsequent holders of shares of Shareholder Group Stock and the respective successors and assigns of each of them, so long as they hold shares of Shareholder Group Stock.

  2.3. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

  2.4 Governing Laws. This Amendment will be governed by the laws of the State of Georgia.

  2.5 Voting Agreement. The Voting Agreement shall remain in full force and effect and, except as amended hereby, shall not otherwise be amended, modified or superseded.

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  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    DAN RIVER INC.


                                    By:________________________
                                    Joseph L. Lanier, Jr.
                                    Chief Executive Officer


                                    ___________________________
                                       JOSEPH L. LANIER, JR.


                                    ___________________________
                                          ANN M. LANIER


                                    ___________________________
                                          ANN L. JACKSON


                                    ___________________________
                                       JOSEPH L. LANIER, III


                                    ___________________________
                                           BARRY F. SHEA


                                    J. C. BRADFORD F/B/O
                                    BARRY F. SHEA


                                    By:_________________________


                                    ___________________________
                                        RICHARD L. WILLIAMS


                                    ____________________________
                                        SUZANNE S. WILLIAMS

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